Exhibit 1.1

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10) of Regulation S-K because it is both not material and is the type of information that the Registrant treats as confidential. Information that was omitted has been noted with a placeholder identified by the mark “[***]”

September 26, 2023

FORM OF COMMON SHARE PURCHASE AND SALE AGREEMENT

Roivant Sciences Ltd., a Bermuda exempted limited company (the “Company”), and each of the undersigned investors (each, an “Investor”), severally and not jointly, are entering into this Common Share Purchase and Sale Agreement (this “Agreement”) pursuant to which the Company will sell to each Investor, and each Investor will purchase from the Company, the number of common shares (the “Purchased Shares”), par value $0.0000000341740141 per share (the “Common Shares”), of the Company, set forth on the signature page of such Investor at the purchase price per Purchased Share set forth thereon (the number of Purchased Shares to be purchased by such Investor multiplied by such price, the “Purchase Amount”), with such Investors, together with any other investors entering into substantially similar purchase and sale agreements on the date hereof with respect to the purchase and sale of Common Shares (collectively, the “Other Purchase Agreements”), acquiring an aggregate of at least $[***] of Common Shares pursuant to this Agreement and the Other Purchase Agreements (the “Minimum Offering Amount”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-267503, including a base prospectus (the “Base Prospectus”) to be used in connection with the offering and sale of the Purchased Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the offering and sale of the Purchased Shares (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first made available to the Investors by the Company to meet the requirements of Rule 173(b) under the Securities Act.

As used herein, “Applicable Time” is 8:05 a.m. (New York City time) on September 26, 2023. As used herein, “Time of Sale Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the pricing information set forth on the signature pages hereto.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Company and each Investor acknowledge and agree as follows:

1.
Purchase and Sale. The Company hereby agrees to issue and sell to each Investor, and each Investor hereby agrees, severally and not jointly, to purchase from the Company, the number of Purchased Shares set forth on the signature page of this Agreement and to pay its Purchase Amount on the terms and subject to the conditions provided for herein.

2.
[Reserved].

3.
Closing; Closing Deliverables. The purchase and sale of the Purchased Shares shall take place on September 28, 2023 or at such other date, time or place as the parties may mutually agree in writing (the “Closing” and such date, the “Closing Date”). On the Closing Date, (a) the Company will have delivered, or cause to be delivered, such irrevocable instructions and opinions of counsel required to be delivered to effectuate the delivery by Equiniti Trust Company, LLC (the “Transfer Agent”) of the Purchased Shares to the Investors through the facilities of the Depository Trust Company in accordance with the instructions set forth on such Investor’s signature page attached hereto and (b) each Investor, in full payment for the Purchased Shares, will deliver or cause to be delivered to the Company immediately available funds by wire transfer to the account set forth below, in an amount equal to the Purchase Amount:

Bank Name:	[***]
Address:	[***]
SWIFT:	[***]
Account Holder:	[***]
Account No.:	[***]
IBAN:	[***]

On or prior to the Closing Date, the Company shall have delivered to each Investor (i) the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act) and (ii) a certificate signed by the Chief Executive Officer, the Chief Financial Officer or another authorized officer of the Company to the effect that all of the conditions set forth in Section 7 have been satisfied.

4.
Representations and Warranties of the Company. The Company represents and warrants to each Investor as of the Applicable Time and the Closing Date, as follows:

(a)
Compliance with Registration Requirements. At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(b)
No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and at the time of each sale of the Purchased Shares and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c)
Emerging Growth Company. From the time of the initial filing of the Company’s Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company agrees to notify the Investors promptly upon the Company ceasing to be an Emerging Growth Company.

(d)
Ineligible Issuer. The Company is an “ineligible issuer,” as defined in Rule 405.          The Company has not prepared or used, and will not prepare or use, any “free writing prospectus” as defined in Rule 405 under the Securities Act in connection with the Purchased Shares.

(e)
Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Purchased Shares in accordance with the terms hereof. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(f)
Authorization of the Common Shares. The Purchased Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof. Upon issuance in accordance with the terms of this Agreement, the Purchased Shares will be freely tradable by each Investor on Nasdaq without restriction (assuming such investor is not an “affiliate” within the meaning of Rule 405 promulgated under the Securities Act), and the Shares shall not bear any restrictive legends (electronic or otherwise).

(g)
No Applicable Registration or Other Similar Rights. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than holders of Common Shares who have waived such rights prior to the date hereof.

(h)
No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any (including any document deemed incorporated by reference therein) there has been no material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, shareholders’ equity or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (any such change, a “Material Adverse Effect”).

(i)
Independent Accountants. Ernst & Young LLP (the “Accountant”) is an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(j)
Preparation of the Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its then consolidated subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its then consolidated subsidiaries for the periods specified and have been prepared in all material respects in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis. The unaudited pro forma condensed combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and its Subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included or incorporated by reference as required. The Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(k)
XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l)
Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing (to the extent such concept is available) under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year (the “Exhibit 21.1 Subsidiaries”) and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year (the Exhibit 21.1 Subsidiaries, together with any subsidiaries as described in this Section 2(A)(l)(i) and 2(A)(l)(ii), the “Subsidiaries”). Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company owns, directly or indirectly, all of its equity interests in the Subsidiaries free and clear of any lien, charge, security interest, encumbrance or other restriction, and all its equity interests in the Subsidiaries are validly issued and are fully paid, nonassessable.

(m)
Capital Stock Matters. The Company has a capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (as applicable) as of the dates thereof. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no (i) agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act or (ii) Common Shares that are entitled to preemptive rights. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein. The Company has filed with the Commission true and correct copies of the Company’s memorandum of association as in effect on the date hereof, and the Company’s bye-laws as in effect on the date hereof.

(n)
Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or is in default on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and shall not (i) result in a violation of any provision of the Company’s memorandum of association or bye-laws, (ii) conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq Stock Market , LLC (“Nasdaq”)), except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that have been waived. Except as specifically contemplated by this Agreement and as required under the Securities Act, any applicable state securities laws and applicable rules of the Nasdaq, the Company is not required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue the Purchased Shares in accordance with the terms hereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the date hereof).

(o)
No Material Actions or Proceedings. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no actions, suits or proceedings by or before any governmental authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any governmental authority to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any governmental authority or threatened by others; and except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, there are no current or pending audits or investigations, actions, suits or proceedings by or before any governmental authority that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not so described.

(p)
All Necessary Permits, etc. The Company and its subsidiaries have made all filings, applications and submissions required by, possess and are operating in compliance with, all approvals, registrations, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign governmental authority (including, without limitation, the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration, the Centers for Medicare & Medicaid Services or any other foreign, federal, state, provincial, court or local government or regulatory authorities including self-regulatory organizations engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct their respective businesses (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such Permit will not be renewed in the ordinary course. To the extent required by applicable laws and regulations of the FDA, the Company and any of its applicable subsidiaries has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions, which, in each case, have not yet been remedied.

(q)
Tax Law Compliance. The Company and each of its subsidiaries have filed all U.S. federal, state, local and non-U.S. tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(r)
Stock Transfer Taxes. All Bermuda, United Kingdom and United States issuance, stock transfer or similar taxes which are required to be paid in connection with the issuance, sale and transfer of the Purchased Shares to be sold by the Company hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with, provided the sale and transfer is effected within the facilities of DTC.

(s)
Company Not an “Investment Company”. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Purchased Shares as will be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus included or incorporated by reference in any Registration Statement (and any post-effective amendment thereto) and any supplement thereto filed pursuant to this Agreement the Company will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)
Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries.

(u)
No Price Stabilization or Manipulation. Neither the Company nor any of its officers, directors or, to the knowledge of the Company, its affiliates has, and, to the knowledge of the Company, no person or entity acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Purchased Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Purchased Shares, or (iii) paid or agreed to pay to any person or entity any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or, to the knowledge of the Company, its affiliates will during the term of this Agreement, and, to the knowledge of the Company, no person or entity acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

(v)
Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, stockholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act or the Exchange Act to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, which is not so disclosed.

(w)
Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the Applicable Time, did not, and as of the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x)
No Improper Practices. (i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Prospectus; (ii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (iii) neither the Company nor any Subsidiary nor any director, officer or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(y)
Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted for the past five years in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)
Compliance with OFAC. Neither the Company nor any of its Subsidiaries (collectively, the “Entity”), nor any director, officer of the Company nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any director or officer of any Subsidiary, is a person or entity that is, or is owned or controlled by a person or entity that is (i) the subject of any sanctions administered or enforced by the (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria (the “Sanctioned Countries”)). The Entity will not, directly or indirectly, use the proceeds from the sale of the Purchased Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities or business of or with any person or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions by any person or entity (including any person or entity participating in the transactions contemplated by this agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, the Entity has not engaged in, and is now not engaged in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

(aa)
Company’s Accounting System. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out any evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)
Disclosure Controls; Internal Controls. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. The Company and the Subsidiaries maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements by the Company for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

(cc)
Compliance with Environmental Laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety to the extent relating to hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Materials”), the environment or the presence, release, generation, use, management, handling, transportation, treatment, storage, or disposal of Hazardous Materials (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Materials, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply, failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)
Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use, or can acquire the right to use on reasonable terms, all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold or acquire adequate rights to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not be reasonably expected individually or in the aggregate, to have a Material Adverse Effect: (i) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property owned by the Company or its Subsidiaries; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any Intellectual Property owned by the Company or its Subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property owned by the Company or its Subsidiaries; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any Intellectual Property rights of others; and (v) the Company and its Subsidiaries have taken reasonable efforts in accordance with standard industry practice to maintain the confidentiality of all trade secrets and other confidential information of the Company and its Subsidiaries.

(ee)
Listing. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq. The Purchased Shares are, or will be after the date hereof, eligible for participation in the DTC book entry system and deposit at DTC such that they may be transferred electronically to third parties via DTC through its DWAC delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Purchased Shares, electronic trading or book-entry services by DTC with respect to the Purchased Shares is being imposed or is contemplated.

(ff)
Brokers. Neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

(gg)
Compliance with Laws. Each of the Company and its subsidiaries: (A) is and at all times has been in compliance with all applicable Health Care Laws (as defined below) and any other applicable requirements of the FDA, the Department of Health and Human Services and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”), including those applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product or product candidate of the Company or its subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect; (B) has not received any unresolved FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Applicable Regulatory Authority or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws or any Permits required by any applicable Health Care Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product, operation, or activity is in material violation of any applicable Health Care Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Applicable Regulatory Authority or other governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that any such Applicable Regulatory Authority or other governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); (G) is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; (H) along with its employees, officers and directors, and, to the Company’s knowledge, agents, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion; and (I) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any material recall, market withdrawal or replacement, safety alert, post sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. Sec. 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. Sec. 1396-1396v (the Medicaid statute); any other law pertaining to a government sponsored or funded healthcare program, including the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. Sec. 1396r‑8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. Sec. 1395w‑3a), the Public Health Service Act (42 U.S.C. Sec. 256b), the VA Federal Supply Schedule (38 U.S.C. Sec. 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs; the Federal Anti-Kickback Statute, 42 U.S.C. Sec. 1320a-7b(b); the civil False Claims Act, 31 U.S.C. Sec. 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347 and 1349 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. Sec. 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. Sec. 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. Sec. 1320a-7h; the Exclusion Laws, 42 U.S.C. Sec. 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. Sec. 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Sec. 301 et seq.; the Public Health Service Act, 42 U.S.C. Sec. 201 et seq.; the Controlled Substances Act, 21 U.S.C. Sec. 801 et seq.; the regulations promulgated pursuant to such laws; and any comparable federal, state, foreign and local laws and regulations.

(hh)
Privacy Laws and IT Systems. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company as currently conducted, and, to the Company’s knowledge, are free and clear of all bugs, errors, Trojan horses, time bomb, and malware (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of their IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (A) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (B) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (C) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (D) any information which would qualify as “protected health information” under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act ; (E) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (F) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (x) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to their IT Systems or Personal Data maintained or processed by the Company, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and (y) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, external policies and contractual obligations relating to the privacy and security of their IT Systems, Confidential Data, and Personal Data (collectively, “Privacy Laws”) and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) to the extent required by applicable Privacy Laws, the Company has in place commercially reasonable policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”); (ii) the Company has made disclosures to users or customers to the extent required by applicable Privacy Laws, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable Privacy Laws; (iii) neither the Company nor any Subsidiary has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any applicable Privacy Laws, and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any applicable Privacy Laws.

(ii)
ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a Material Adverse Effect with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, except as would not reasonably be expected to have a Material Adverse Effect, the minimum funding standards in Section 412 of the Code have been satisfied and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(jj)
Regulatory Filings. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has failed to file with the applicable governmental authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local governmental authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions that have not yet been remedied, except for any deficiencies that, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign governmental authority exercising comparable authority. The Company has no knowledge of any studies, tests or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(kk)
Clinical Studies. The preclinical studies and tests and clinical trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus were, and, if still pending, are, being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of such studies, tests and trials, and the results thereof, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which reasonably call into question the results of the tests, studies and trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received any written notice or correspondence from the FDA or any foreign, state or local governmental authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

5.
Representations and Warranties of the Investors. Each Investor, for itself and for no other Investor, represents, warrants, acknowledges and agrees, as of the Applicable Time and the Closing Date, that: (i) it is duly organized, validly existing and in good standing (as applicable) under the laws of the jurisdiction that governs it, and is duly qualified to do business and in good standing in each jurisdiction where such qualification is required; (ii) it is neither in bankruptcy, liquidation or receivership (and no order or resolution therefore has been presented and no notice of appointment of any liquidator, receiver, administrative receiver or administrator has been given), nor are there any valid grounds or circumstances on the basis of which any such procedure may be requested on a voluntary or involuntary basis by any entity; (iii) it has the legal right and power to enter into this Agreement and to purchase all rights and interest in the number of Purchased Shares as set forth on such Investor’s signature page hereto pursuant to this Agreement and to comply with its other obligations hereunder; (iv) this Agreement and any other documents required to be signed by such Investor hereunder have been duly authorized (or, in the case of documents to be executed and delivered at the Closing, will have been duly authorized by all necessary action on the part of such Investor), executed and delivered by or on behalf of such Investor; and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and all documents required hereunder to be executed by such Investor constitute or will constitute, in the case of documents to be executed and delivered at the Closing, the legally valid and binding obligations of such Investor, enforceable against such Investor in accordance with its terms, except that such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (B) is subject to general principles of equity, whether considered in a proceeding at law or in equity; (v) the entry into, execution, delivery and performance of this Agreement does not infringe any contractual, organizational or legal obligation of such Investor; (vi) the entry into, execution, delivery and performance of this Agreement does not require (A) any consent, approval, order or authorization of or other action by any governmental entity, or any registration, qualification, declaration or filing (other than any filings required to be made with the Commission) under the Securities Act, or the Exchange Act; or (B) on the part of such Investor, any consent by or approval of or notice to any other person or entity (other than a governmental entity), the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on such Investor’s ability to consummate the transactions contemplated hereby (vii) other than pursuant to the separate non-disclosure agreements entered into by the Company, on the one hand, and each other party hereto, on the other (the “Confidentiality Agreements”), in connection with the transactions contemplated by this Agreement, there have been no representations, warranties, covenants and agreements made with respect to this Agreement and the transactions contemplated hereby to such Investor by or on behalf of the Company or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements set forth herein; (viii) such Investor has independently, without reliance upon the Company and based on such information as it deemed appropriate, investigated the current business and financial condition of the Company and its subsidiaries and the circumstances surrounding the sale and purchase of the Purchased Shares in order to make an investment decision with respect to the Purchased Shares, and such Investor has had the opportunity to review the Company’s filings with the Commission and such other information as has been requested by such Investor and provided by the Company; (ix) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Shares, and such Investor has sought and received such accounting, legal and tax advice as such Investor has considered necessary to make an informed investment decision and such Investor has independently, without reliance upon the Company and based on such information as it deemed appropriate, such Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Purchased Shares, and such Investor is able to sustain a complete loss on its investment in the Purchased Shares; (x) such Investor is familiar with the limitations imposed upon a recipient of material non-public information under applicable securities laws; (xi) when required to deliver payment to the Company, such Investor will have sufficient funds to pay the Purchase Amount and consummate the purchase and sale of the Purchased Shares pursuant to this Agreement; and (xii) there is no proceeding, pending or, to the knowledge of such Investor, threatened, against it or its subsidiaries, that would reasonably be expected to impair in any respect the ability of such Investor to perform its obligations hereunder or prevent, prohibit, restrict or materially delay the consummation of the transactions contemplated by this Agreement.

6.
Additional Covenants. The Company further covenants and agrees with each Investor as follows:

(a)
Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to an Investor, not misleading, the Company agrees to promptly prepare, file with the Commission and furnish, at its own expense, to the Investors upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to an Investor, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(b)
Use of Proceeds. The Company shall apply the net proceeds from the sale of the Purchased Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c)
Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Purchased Shares.

(d)
Earnings Statement. The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements in the immediately preceding sentence.

(e)
Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Purchased Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Purchased Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the Nasdaq all reports and documents required to be filed under the Exchange Act.

(f)
Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Purchased Shares on the Nasdaq.

(g)
Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Purchased Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(h)
No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Shares or any reference security with respect to the Common Shares, whether to facilitate the sale or resale of the Purchased Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(i)
Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City time, on the second business day after the date of this Agreement (or if this Agreement is executed between midnight and 9:00 a.m., New York City time, no later than 9:01 a.m., New York City time, on the first business day after the date of this Agreement), issue a press release, file a Current Report on Form 8-K and/or file the Final Prospectus Supplement (any such communication, a “Cleansing Release”) disclosing all the material terms of the transactions contemplated hereby. From and after the issuance or filing of the Cleansing Release, the Company shall have disclosed all material, nonpublic information delivered to the Investors by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by this Agreement.  In addition, effective upon the issuance or filing of the Cleansing Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, the Confidentiality Agreements or any other agreement entered into in connection with the transactions contemplated by this Agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates, on the one hand, and any Investor or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate. Without the prior written consent of any applicable Investor, the Company shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of such Investor or any of its affiliates or advisers (i) in any press release or marketing materials (including the Cleansing Release) or (ii) in any filing, announcement, release or otherwise, except with respect to this clause (ii) in a Current Report on Form 8-K in which the Company files this Agreement or as otherwise required by federal securities law or to the extent such disclosure is required by law or Nasdaq regulations, in which case the Company shall provide the applicable Investor with prior notice of and an opportunity to comment on such disclosure permitted hereunder.

7.
Closing Conditions. The obligation of the Company and each Investor (severally and not jointly) to consummate the purchase and sale of the Purchased Shares pursuant to this Agreement is subject to the following conditions:

(a)
no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any injunction, judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of the transactions contemplated hereby;

(b)
all deliveries in Section 3 of this Agreement shall have been made by the Company and each Investor;

(c)
no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(d)
the representations and warranties set forth in Section 4 and 5 above shall be true and correct in all respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and on the Closing Date, with the same effect as if then made;

(e)
each party shall have performed or complied with all obligations, covenants and agreements to be performed or complied with by it on or prior to the Closing Date;

(f)
no Material Adverse Effect shall have occurred since the date hereof; and

(g)
at Closing the Company shall have received at least the Minimum Offering Amount.

8.
Payment of Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such expenses.

9.
Termination. This Agreement shall terminate with respect to an Investor and be void and of no further force and effect with respect to the Company and such Investor, and all rights and obligations of the party hereunder shall terminate without any further liability on the part of any party in respect thereof, (i) upon the mutual written agreement of the Company and such Investor to terminate this Agreement or (ii) by either the Company or a Purchaser, solely as to itself, if the Closing has not occurred on or before the fourth business day following the date hereof, provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party if such party’s breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of the failure of the Closing to occur on or before such date.

10.
Miscellaneous.

(a)
The Company and the Investors (A) shall each execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement and (B) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing or the consummation of the transactions contemplated by this Agreement.

(b)
Neither this Agreement nor any rights that may accrue to the parties hereunder (other than the Purchased Shares acquired hereunder, if any) may be transferred or assigned with respect to an Investor without the prior written consent of the Company and such Investor.

(c)
All of the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

(d)
For the avoidance of doubt, each agreement between the Company and an Investor shall constitute a separate Agreement, and all obligations of an Investor hereunder are separate and several from the obligations of any other Investor. The decision of an Investor to purchase the Purchased Shares pursuant to this Agreement has been made by such Investor independently of any other Investor. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor or investor to be joined as an additional party in any proceeding for such purpose.

(e)
This Agreement may not be amended, modified, waived or terminated with respect to an Investor except by an instrument in writing, signed by the Company and such Investor. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(f)
This Agreement and the Confidentiality Agreements constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as expressly otherwise provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(g)
This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(h)
This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(i)
Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.

(j)
Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:00 p.m. (New York City time) on a business day (provided no rejection notice is received), (b) the next business day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:
Date:

Number of Purchased Shares:

Aggregate Purchase Amount: $	Price Per Share:

DTC Instructions for Delivery of Purchased Shares:

Address for purposes of notice:

Attn:

Email:

IN WITNESS WHEREOF, the undersigned has accepted this Agreement as of the date set forth below.

ROIVANT SCIENCES LTD.

By:
Name:
Title:

Address for purposes of notice:

Date: September 26, 2023